UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CBAK ENERGY TECHNOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On November 18, 2019

To the Stockholders of CBAK ENERGY TECHNOLOGY, INC.:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of CBAK Energy Technology, Inc., a Nevada corporation (the “Company”) that will be held on Monday, November 18, 2019, at 9:00 a.m., local time, at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, 116450, China.

We are now filing this proxy statement on Schedule 14A (the “Proxy Statement”) with the Securities and Exchange Commission (“SEC”) in order to provide the disclosures required by the rules and regulations of the SEC in connection with the Annual Meeting, which will be held for the following purposes:

1.	To elect five (5) persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the appointment of Centurion ZD CPA & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.	To transact such other business as may properly come before the Annual Meeting or at any postponement or adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice or made available over the Internet. We are not aware of any other business to come before the Annual Meeting.

Only stockholders of record at the close of business on September 24, 2019 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or postponement thereof.

It is important that your shares are represented at the Annual Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Annual Meeting in person, please vote your shares promptly by casting your vote via the Internet or, if you receive a full set of proxy materials by mail or request one be mailed to you, and prefer to mail your proxy or voter instructions, please complete, sign, date, and return your proxy or vote instruction form in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may revoke your vote by submitting a subsequent vote over the Internet or by mail before the Annual Meeting, or by voting in person at the Annual Meeting.

If you plan to attend the Annual Meeting, please notify us of your intentions. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials that is being mailed to you and any other information forwarded to you by your broker, trust, bank, or other holder of record to obtain a valid proxy from it. This will enable you to gain admission to the Annual Meeting and vote in person.

By Order of the Board of Directors,

/s/ Yunfei Li
Chairman

September 27, 2019

i

CBAK ENERGY TECHNOLOGY, INC.

BAK Industrial Park,

Meigui Street, Huayuankou Economic Zone,

Dalian City, 116450, China

PROXY STATEMENT

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of CBAK Energy Technology, Inc., a Nevada corporation (the “Company” or “we”), for the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held at 9:00 a.m., local time, on Monday, November 18, 2019, and at any adjournment(s) or postponement(s) thereof, at the principal executive offices of the Company, located at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, 116450, China.

The approximate date on which the Proxy Statement and the accompanying notice and form of proxy are intended to be sent or made available to stockholders is on or about September 27, 2019.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Why am I receiving these materials?

Our records indicate that you owned your shares of Company common stock, par value $0.0001 per share (the “Common Stock”) at the close of business on September 24, 2019 (the “Record Date”). You have been sent this Proxy Statement and the enclosed proxy because the Company is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting on the proposals described in this Proxy Statement.

What proposals will be voted at the Annual Meeting?

Two proposals will be voted on at the Annual Meeting:

(1)	The election of five (5) persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office (Proposal 1); and

(2)	The ratification of the appointment of Centurion ZD CPA & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2).

We will also consider any other business that properly comes before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their judgment.

What are the recommendations of the Board of Directors?

Our Board of Directors unanimously recommends that you vote:

(1)	“For” the election of the nominated directors (Proposal 1); and

(2)	“For” the ratification of the appointment of Centurion ZD CPA & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2);

Will there be any other items of business on the agenda?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be brought before the Annual Meeting or at any postponement or adjournment of the Annual Meeting. Those persons intend to vote that proxy in accordance with their judgment. If for any reason any of the nominees are not available as candidates for director, and our Board of Directors has not reduced the authorized number of directors on our Board of Directors, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Who is entitled to vote at the Annual Meeting?

All owners of our Common Stock as of the close of business on the Record Date are entitled to vote their shares of Common Stock at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, a total of 44,175,481 shares of Common Stock are outstanding and eligible to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting. The enclosed proxy card or voting instruction card shows the number of shares you are entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with the Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we encourage you to vote either by Internet or by filling out and returning the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. Other than routine matters, such as a proposal to ratify an independent registered public accounting firm, your broker will not be able to vote your shares unless your broker receives specific voting instructions from you. You must give your broker voting instructions in order for your vote to be counted on the proposal to elect directors (Proposal 1). We strongly encourage you to vote.

How do I vote?

Your shares may only be voted at the Annual Meeting if you are present in person or are represented by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure that your shares will be represented.

You may vote using any of the following methods:

●	By Internet. You may vote by using the Internet in accordance with the instructions provided on the Notice of Internet Availability of Proxy Materials. The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

●	By Mail. Stockholders of record of Common Stock as of the Record Date may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” the five nominees to the Board of Directors (Proposal 1) and “FOR” the ratification of Centurion ZD CPA & Co. as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal 2). Stockholders who hold shares beneficially in street name and have requested to receive printed proxy materials may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

●	In person at the Annual Meeting. Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting or at any postponement or adjournment of the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail or Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with our Secretary a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. If you submitted your proxy by the Internet, you may revoke your proxy with a later Internet proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting. If you are a beneficial owner, you may vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Who may attend the Annual Meeting?

All stockholders that were stockholders of the Company as of the Record Date, or their authorized representatives, may attend the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis. If your shares are held in the name of a brokerage firm, bank, dealer or other similar organization that holds your shares in “street name” and you plan to attend the Annual Meeting, you should obtain a legal proxy from the broker, bank or nominee that holds your shares to ensure your admission.

What constitutes a quorum and how will votes be counted?

The Annual Meeting will be held if a quorum, consisting of thirty-three and one-third percent (33-1/3%) of the outstanding shares of Common Stock entitled to vote as of the Record Date, is represented in person or by proxy. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum.

A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange, absent instructions from the beneficial owners, banks and brokers who hold shares in street name for beneficial owners have the authority to vote only on routine corporate matters, such as the ratification of the appointment of Centurion ZD CPA & Co. as our independent registered public accounting firm for our fiscal year ending December 31, 2019 (Proposal 2) without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters, such as the uncontested election of our directors (Proposal 1).

Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business at the Annual Meeting or any postponement or adjournment of the Annual Meeting, but will not be counted for purposes of determining the number of shares represented and voted with respect to an individual proposal, and therefore will have no effect on the outcome of the vote on an individual proposal. Thus, if you do not give your broker specific voting instructions, your shares may not be voted on these “non-routine” matters and will not be counted in determining the number of shares necessary for approval.

How are proxies being solicited and who will pay for the solicitation of proxies?

This proxy solicitation is being made by the Company on behalf of the Board of Directors of the Company and will be paid for by the Company. We will reimburse brokerage firms, banks and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain of our directors, officers and regular employees personally or by telephone, facsimile or electronic mail. No additional compensation will be paid to these persons for such services.

I am a stockholder, and I only received a copy of the Notice of Internet Availability of Proxy Materials (“Notice”) in the mail. How may I obtain a full set of the proxy materials?

In accordance with the “notice and access” rules of the SEC, we may furnish proxy materials, including this Proxy Statement, to our stockholders of record and beneficial owners of shares by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice, which was mailed to our stockholders, will instruct you as to how you may access and review all of the proxy materials on the Internet. If you would like to receive a paper or electronic copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, these proxy materials, stockholders may contact:

Corporate Secretary

CBAK Energy Technology, Inc.

BAK Industrial Park,

Meigui Street, Huayuankou Economic Zone,

Dalian City, 116450, China

Telephone: 86-411-39185985; Fax: 86-411-39185980

E-mail: ir@cbak.com.cn

Stockholders who hold shares in street name (as described above) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Whom should I contact with other questions?

You may obtain information from us by making a request by telephone or in writing at the address of our Corporate Secretary set forth above.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting to Be Held on November 18, 2019:

The Notice of Annual Meeting of Stockholders, Proxy Statement and 2018 Annual Report are available at http://onlineproxyvote.com/CBAK/

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of the close of business on September 24, 2019 (the “Reference Date”) for: (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each named executive officer, (iii) each of our directors and nominees, and (iv) all of our named executive officers and directors as a group:

Names of Management and Names of Certain Beneficial Owners(1)	Amount and Nature of Beneficial Ownership(1)
	Number(2)	Percent(3)
Executive Officers and Directors
Yunfei Li(4)	8,597,419	19.43%

J. Simon Xue(5)	33,334	*

Martha C. Agee(6)	33,334	*

Jianjun He(7)	33,334	*

Guosheng Wang(8)	81,667	*

Xiangyu Pei(9)	87,983	*

Wenwu Wang(10)	111,667	*

All executive officers and directors as a group (7 persons)	8,978,738	20.25%
5% Stockholders
Dawei Li	6,733,359	15.24%

Asia EVK New Energy Auto Limited(11)	7,551,598	17.09%

*	Denotes less than 1% of the outstanding shares of Common Stock.

(1)	The number of shares beneficially owned is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of the Reference Date, through the exercise or conversion of any stock option, convertible security, warrant or other right (a “Presently Exercisable” security). Including those shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

(2)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of Common Stock listed as owned by that person or entity.

(3)	Applicable percentage ownership is based on 44,175,481 shares of Common Stock issued and outstanding on the Reference Date. For each beneficial owner above, any Presently Exercisable securities of such beneficial owner have been included in the denominator, pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

(4)	Including 66,667 shares of Common Stock underlying the restricted share units granted to Mr. Li under the Company’s 2015 Equity Incentive Plan that will vest within the next 60 days.

(5)	Including 3,334 shares of Common Stock underlying the restricted share units granted to Mr. Xue under the Company’s 2015 Equity Incentive Plan that will vest within the next 60 days.

(6)	Including 3,334 shares of Common Stock underlying the restricted share units granted to Ms. Agee under the Company’s 2015 Equity Incentive Plan that will vest within the next 60 days.

(7)	Including 3,334 shares of Common Stock underlying the restricted share units granted to Mr. He under the Company’s 2015 Equity Incentive Plan that will vest within the next 60 days.

(8)	Including 11,667 shares of Common Stock underlying the restricted share units granted to Mr. Guosheng Wang under the Company’s 2015 Equity Incentive Plan that will vest within the next 60 days.

(9)	Including 30,000 shares of Common Stock underlying the restricted share units granted to Ms. Pei under the Company’s 2015 Equity Incentive Plan that will vest within the next 60 days.

(10)	Including 41,667 shares of Common Stock underlying the restricted share units granted to Mr. Wenwu Wang under the Company’s 2015 Equity Incentive Plan that will vest within the next 60 days.

(11)	Mu Li is the sole director and owns 50% of Asia EVK New Energy Auto Limited (“Aisa EVK”). Wei Qi owns the remaining 50% of Asia EVK. As a result of these relationships, each of Mu Li and Wei Qi may be deemed to be an indirect beneficial owner of the shares of Common Stock held directly by Asia EVK. Each of Mu Li and Wei Qi disclaims beneficial ownership in such shares, except to the extent of his pecuniary interest therein.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL 1. - ELECTION OF DIRECTORS

Our Board of Directors is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board of Directors are kept informed of the Company’s business by participating in Board of Directors and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

Effective December 8, 2006, Article V of our articles of incorporation was amended so that the number of our directors shall be determined in accordance with our Bylaws instead of in accordance with provisions contained in our articles of incorporation. At the Annual Meeting, five (5) directors will be elected, each to hold office until the next annual meeting of stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board of Directors at the Annual Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be duly designated by the proxy holders or by the present Board of Directors or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. To be elected, each of the five nominees proposed for election as directors at the Annual Meeting must receive at least a plurality of the votes cast at the Annual Meeting.

Director Selection

There have been no material changes to the procedures by which stockholders may recommend nominees to our Board of Directors since such procedures were last disclosed. As provided in its Charter, the Nominating and Corporate Governance Committee of the Company’s Board of Directors is responsible for identifying individuals qualified to become Board members and recommending to the Board nominees for election as directors. The Nominating and Corporate Governance Committee considers recommendations for director nominees, including those submitted by the Company’s stockholders, on the bases described below. Stockholders may recommend nominees by writing to the Nominating and Corporate Governance Committee c/o the Secretary at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, 116450, China; via email at IR@cbak.com.cn; or via fax at (86)411-39185980. Stockholder recommendations will be promptly provided to the chairman of the Nominating and Corporate Governance Committee. To be considered by the Nominating and Corporate Governance Committee for inclusion in the proxy for the 2020 annual meeting, recommendations must be received by the Secretary of the Company not later than the close of business on December 31, 2019.

In identifying and evaluating nominees, the Nominating and Corporate Governance Committee may consult with the other Board members, management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Nominating and Corporate Governance Committee assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board’s criteria and needs. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee may take into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business and technology; the international nature of the Company’s operations; educational and professional background; and personal accomplishment. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. The Nominating and Corporate Governance Committee also ensures that a majority of nominees would be “independent directors” as defined under the applicable rules of the SEC and The NASDAQ Stock Market LLC (“NASDAQ”). For a description of the qualifications that the Nominating and Corporate Governance Committee seeks in potential nominees, please see “Director Qualifications” below.

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position/s	Director Since
Yunfei Li	52	Chairman, President and Chief Executive Officer	March 2016
Jianjun He	46	Director	November 2013
J. Simon Xue	64	Director	February 2016
Martha C. Agee	63	Director	November 2012
Guosheng Wang	46	Director	August 2014

Director Qualifications

Qualifications, Attributes, Skills and Experience to be Represented on the Board of Directors as a Whole

In its assessment of each potential candidate, including those recommended by stockholders, the Nominating and Corporate Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board of Directors. The Nominating and Corporate Governance Committee also takes into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board of Directors and the Nominating and Corporate Governance Committee require that each Director be a recognized person of high integrity with a proven record of success in his or her field. Each Director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all Directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in various countries and in significant areas of future growth located outside of the United States. Accordingly, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. In addition, the Company’s business is multifaceted and involves complex financial transactions. Therefore, the Board believes that the Board should include some Directors with a high level of financial literacy and some Directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and industry should be represented on the Board.

The Board of Directors and the Nominating and Corporate Governance Committee do not have a specific diversity policy, but consider diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Biographical Information and Summary of Qualifications of Nominees for Director

Yunfei Li has served as the chairman of our board, our president and chief executive officer since March 1, 2016. Mr. Li has more than 20 years management experience in industries of real estate development, battery and new energy. Since May 2014, he has been Vice President of the Company’s subsidiary, Dalian BAK Power Battery Co., Ltd in charge of the company’s construction of manufacturing facilities, government relationship and development of new customers. From May 2010 to May 2014, Mr. Li held management positions of various new energy development and real estate development companies in China. Prior to that, he was Director of Construction Department, Director of Comprehensive Management Department and Assistant to President of Shenzhen BAK Battery Co., Ltd.(“Shenzhen BAK”), a former subsidiary of the Company, from March 2003 to May 2010. Mr. Li holds a Bachelor’s degree in Civil Engineering from Liao Yuan Vocational Technical College.

Director Qualifications: Mr. Li has extensive senior management experience in the industry in which we operate and has held management positions of various new energy development and real estate development companies in China.

Jianjun He has served as our director since November 4, 2013. Mr. He has more than 16-year experience in accounting and finance and is an associate member of the Chinese Institute of Certificate Public Accounts. Mr. He has been the Managing Director of Jilin Cybernaut Lvke Investment and Management Co., Ltd., an investment consulting firm in China, since January 1, 2013. From June 30, 2009 to December 31, 2012, Mr. He served as the Chief Financial Officer of THT Heat Transfer Technology, Inc. (Nasdaq: THTI) (“THT Heat”), a provider of heat exchangers and heat exchange solutions in China. Mr. He was the Chief Financial Officer of Siping City Juyuan Hanyang Plate Heat Exchanger Co. Ltd, a wholly owned subsidiary of THT Heat from 2007 to December 2012. From 1999 to 2007, Mr. He worked as senior financial officer in Jilin Grain Group, a state-owned enterprise engaged in the grain processing and trading business. Mr. He graduated from Changchun Taxation College in 1995 with a Bachelor’s degree in Auditing and obtained a Master’s degree from Jilin University in 2005.

Director Qualifications: Mr. He, Chair of the Nominating and Corporate Governance Committee, has a rich knowledge in accounting and corporate finance. He also has more than three years’ experience acting as CFO of a Nasdaq listed company.

J. Simon Xue has served as our director since February 1, 2016. Dr. Xue has approximately 40 years of experience in nuclear chemistry, solid state chemistry, superconductivity and materials for Lithium ion batteries. Within his research career, he has spent 21 years in the research and development of Lithium ion battery. Dr. Xue is currently the Senior Director of National Institute for Low-&-Clean Energy in China and a member of National “Thousand Talent” Plan and a member of Expert Committee for “Chinese Industrial Association of Power Sources.” Prior to that, Dr. Xue was a director of Altair Nanotechnologies Inc., a Delaware company, between August 2011 and April 2012. From 2010 to 2011, he served as the chief executive officer of Yintong Energy Co., Ltd., a subsidiary of Canon Investment Holdings Ltd. Dr. Xue has also held positions at Ultralife, Duracell, B&K Electronics Co., Ltd., Valence Energy-Tech (Suzhou) Co., A123 Systems Inc. and International Battery Inc. He enjoys an extensive reputation in the whole product chain of lithium ion battery in China, including materials, equipment, cell manufacturing and testing. He has authored or co-authored over 50 scientific articles, 12 patents relevant to battery chemistry and materials and participated, presented and hosted more than 30 battery or material related international conferences. Dr. Xue completed his Ph.D. program in Solid State Chemistry in McMaster University in 1992.

Director Qualifications: Dr. Xue, Chair of the Compensation Committee, has approximately 40 years of experience in nuclear chemistry, solid state chemistry, superconductivity and materials for Lithium ion batteries. Within his research career, he has spent 21 years in the research and development of Lithium ion battery.

Martha C. Agee has served as our director since November 15, 2012. Since 1997, Ms. Agee has been a senior lecturer of business law at Hankamer School of Business of Baylor University where she teaches courses in the Legal Environment of Business, International Business Law, and Healthcare Law & Ethics for graduate and undergraduate students. Prior to that, Ms. Agee practiced law from 1988 to 1996. Ms. Agee obtained her bachelor’s degree in Accounting in 1976 and Juris Doctorate degree in 1988 from Baylor University.

Director Qualifications: Ms. Agee, Chair of the Audit Committee, was previously Certified Public Accountant, worked as Chief Accountant for a political sub-division for five and a half years and worked as Supervisor of Accounting for a large retail chain with the responsibilities included hiring, training, and supervision of accounting staff; preparation and analysis of 17 monthly financial statements and quarterly consolidated financial statements; budgeting, and internal auditing.

Guosheng Wang has served as our director since August 1, 2014. Since June 2014, Mr. Wang has been in charge of the construction of facilities of the Company’s subsidiary, Dalian BAK Power Battery Co., Ltd (“Dalian BAK”) and the relocation of assets and equipment of BAK International (Tianjin) Limited (“BAK Tianjin”) to Dalian BAK. Prior to that, Mr. Wang served as vice president of operations of BAK Tianjin since May 2013, where he was managing the Quality Department, Purchase Department, Equipment Department and HR Department. From May 2010 to May 2013, Mr. Wang served as manager of Equipment Department of BAK Tianjin. From March 2008 to May 2010, he served as Director of No. 1 Manufacture Department of BAK Tianjin. Mr. Wang began his career working as an engineer at Harbin Railway Transportation Equipment Co., Ltd in 1994. Mr. Wang obtained his bachelor’s degree in mechanical manufacturing engineering and equipment from Lanzhou Jiaotong University in July 1994.

Director Qualifications: Having served with the Company since 2003, Mr. Wang brings to the Board of Directors extensive experience in all aspects of our business and industry and strong management and technical skills.

Each director holds office until the earlier of his or her death, resignation, removal from office by the stockholders, or his or her respective successor is duly elected and qualified. There are no arrangements or understandings between any of our nominees or directors and any other person pursuant to which any of our nominees or directors have been selected for their respective positions. No nominee or director is related to any executive officer or any other nominee or director.

No director of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. There are no family relationships among our directors or officers.

Other than as described above, no director has held any directorship during the past five years with any other public company.

For information as to the shares of the Common Stock held by each nominee, see “Securities Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters – Securities Ownership of Certain Beneficial Owners and Management.”

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Our Board of Directors has determined that each of our non-employee directors, Mr. Xue, Ms. Agee and Mr. He, is an “independent director” as defined by the applicable rules of the SEC and NASDAQ. Each of our non-employee directors serves on the Board’s committees, and therefore all of the members of our board committees are independent as defined under the NASDAQ listing standards and by the SEC. There were and are no transactions, relationships or arrangements not otherwise disclosed in this Proxy Statement that were considered by the Board of Directors under the applicable independence definitions in determining that each of these directors is independent.

Governance Structure

Currently, our Chief Executive Officer is also our Chairman. The Board of Directors believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board of Directors considered, among other matters, Mr. Yunfei Li’s experience and tenure of having been officers of the Company since 2003, and believed that Mr. Li is highly qualified to act as both Chairman and Chief Executive Officer due to his experience, knowledge, and personality. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board of Directors is that such structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board of Directors’ Role in Risk Oversight

The Board of Directors oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board of Directors seeks to understand and oversee critical business risks. The Board of Directors does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board of Directors. The Board of Directors and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board of Directors, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

●	The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function. The Audit Committee members meet separately with representatives of the Company’s independent auditing firm; and

●	The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

●	The Nominating and Corporate Governance Committee evaluates risk associated with management decisions and strategic direction and reports concerns to the full Board. In addition, this committee evaluates the performance of independent directors and makes suggestions to the full Board concerning director qualifications and number of independent directors. The committee also oversees the Company’s ethics programs, including the Code of Business Ethics and Conduct.

Required Vote

To be elected, each nominee for director must receive at least a plurality of the votes cast at the Annual Meeting (assuming a quorum is present) with respect to that nominee’s election. Abstentions and broker “non-votes” will not be counted as a vote cast with respect to a nominee.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the nominees set forth in Proposal 1.

BOARD MEETINGS AND COMMITTEES OF THE BOARD

Meetings and Committees

Our Board of Directors currently has three standing Committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. Each of the three standing Committees is comprised entirely of independent directors as that term is defined under the NASDAQ listing standards applicable to each of these committees. From time to time, the Board may establish other committees.

During the fiscal year ended December 31, 2018, the Board held one meeting. Each of our directors serving on the Board during 2018 attended at least 75% of the meetings held by the Board and by the committees on which such director served during 2018. We do not have a policy requiring Board members to attend the annual meeting of our stockholders. Two members of the Board attended our 2018 annual meeting of stockholders.

Each committee acts pursuant to written charters approved by the Board. Each of the charters for our Audit, Compensation and Nominating and Corporate Governance Committees contains a definition for determining whether members of the respective Committee are independent for purposes of that committee. Current copies of these charters are posted on our Internet website at www.cbak.com.cn.

Audit Committee

Our Audit Committee consists of three members: Martha C. Agee, J. Simon Xue and Jianjun He. Pursuant to the determination of our Board of Directors, Ms. Agee serves as the chair of the Audit Committee and as our Audit Committee financial expert as that term is defined by the applicable SEC rules. Each director who has served or is serving on our Audit Committee was or is “independent” as that term is defined under the NASDAQ listing rules for Audit Committee members at all times during their service on such Committee.

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees our accounting and financial reporting processes and the audits of the financial statements of our company. During the fiscal year ended December 31, 2018, the Audit Committee held one meeting. The Audit Committee is responsible for, among other things:

●	the appointment, compensation, retention and oversight of the work of the independent auditor;

●	reviewing and pre-approving all auditing services and permissible non-audit services (including the fees and terms thereof) to be performed by the independent auditor;

●	reviewing and approving all proposed related-party transactions;

●	discussing the interim and annual financial statements with management and our independent auditors;

●	reviewing and discussing with management and the independent auditor (a) the adequacy and effectiveness of the Company’s internal controls, (b) the Company’s internal audit procedures, and (c) the adequacy and effectiveness of the Company’s disclosure controls and procedures, and management reports thereon;

●	reviewing reported violations of the Company’s code of conduct and business ethics; and

●	reviewing and discussing with management and the independent auditor various topics and events that may have significant financial impact on the Company or that are the subject of discussions between management and the independent auditors.

Compensation Committee

Our Compensation Committee consists of three members: Martha C. Agee, J. Simon Xue and Jianjun He, with Mr. Xue serving as chair. Each director who has served or is serving on our Compensation Committee was or is “independent” as that term is defined under the NASDAQ listing rules at all times during their service on such Committee. The Compensation Committee did not hold a meeting during the fiscal year ended December 31, 2018.

The purpose of our Compensation Committee is to discharge the responsibilities of the Company’s Board of Directors relating to compensation of the Company’s executives, to produce an annual report on executive compensation for inclusion in the Company’s proxy statement, if required, and to oversee and advise the Board on the adoption of policies that govern the Company’s compensation programs, including stock and benefit plans. Our chief executive officer may not be present at any Compensation Committee meeting during which his compensation is deliberated. The Compensation Committee is responsible for, among other things:

●	reviewing and approving the compensation structure for corporate officers at the level of corporate vice president and above;

●	overseeing an evaluation of the performance of the Company’s executive officers and approve the annual compensation, including salary, bonus, incentive and equity compensation, for the executive officers;

●	reviewing and approving chief executive officer goals and objectives, evaluate chief executive officer performance in light of these corporate objectives, and set chief executive officer compensation consistent with Company philosophy;

●	making recommendations to the Board regarding the compensation of board members;

●	reviewing and making recommendations concerning long-term incentive compensation plans, including the use of equity-based plans. Except as otherwise delegated by the Board of Directors, the Compensation Committee will act on behalf of the Board of Directors as the “Committee” established to administer equity-based and employee benefit plans, and as such will discharge any responsibilities imposed on the Compensation Committee under those plans, including making and authorizing grants, in accordance with the terms of those plans.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of three members: Martha C. Agee, J. Simon Xue and Jianjun He, with Mr. He serving as chair. Each director who has served or is serving on our Nominating and Corporate Governance Committee was or is “independent” as that term is defined under the NASDAQ listing standards at all times during their service on such Committee. The Nominating and Corporate Governance Committee did not hold a meeting during the fiscal year ended December 31, 2018.

The purpose of the Nominating and Corporate Governance Committee is to determine the slate of director nominees for election to the Company’s Board of Directors, to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings, and to review the Company’s policies and programs that relate to matters of corporate responsibility, including public issues of significance to the Company and its members. The Nominating and Corporate Governance Committee is responsible for, among other things:

●	annually presenting to the Board a list of individuals recommended for nomination for election to the Board at the annual meeting of stockholders, and for appointment to the committees of the Board;

●	annually reviewing the composition of each committee and present recommendations for committee memberships to the Board as needed; and

●	annually evaluating and reporting to the Board of Directors on the performance and effectiveness of the Board of Directors to facilitate the directors fulfillment of their responsibilities in a manner that serves the interests of the Company’s shareholders.

Code of Business Ethics and Conduct

We have adopted a Code of Business Ethics and Conduct relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. A copy of the Code of Business Conduct and Ethics has been filed as Exhibit 14.1 to our Quarterly Report on Form 10-Q filed on August 22, 2006 and is hereby incorporated by reference into this annual report. The Code of Business Conduct and Ethics is also available on our website at www.cbak.com.cn. During the fiscal year ended December 31, 2018, there were no amendments to or waivers of our Code of Business Ethics and Conduct. If we effect an amendment to, or waiver from, a provision of our Code of Business Ethics and Conduct, we intend to satisfy our disclosure requirements by posting a description of such amendment or waiver on our Internet website at www.cbak.com.cn or via a current report on Form 8-K.

REPORT OF THE AUDIT COMMITTEE
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018

The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” meeting the independence requirements of the Listing Rules of NASDAQ and the SEC. The Board has determined, based upon an interview of Martha Agee and a review of Ms. Agee’s responses to a questionnaire designed to elicit information regarding her experience in accounting and financial matters, that Ms. Agee shall be designated as an “Audit Committee financial expert” within the meaning of Item 401(e) of SEC Regulation S-K, as Ms. Agee has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in her financial sophistication. The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financing reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

Following the end of the fiscal year ended December 31, 2018, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with Company management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by PCAOB Auditing Standard No. 1301, “Communications with Audit Committees” as amended and adopted by PCAOB. PCAOB Auditing Standard No. 1301 requires an auditor to discuss with the Audit Committee, among other things, the auditor’s judgments about the quality, not just the acceptability, of the accounting principles applied in the Company’s financial reporting. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Rule 3526, “Communication with Audit Committees Concerning Independence,” and has discussed with the independent registered public accounting firm its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee had recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC.

/s/ The Audit Committee

Martha C. Agee, Chair
J. Simon Xue
Jianjun He

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons (“Name Executive Officers”) for services rendered in all capacities during the noted periods. No other executive officer received total annual salary and bonus compensation in excess of $100,000.

			Stock
		Salary	Awards	Option
Name and Principal Position	Period	($)(1)	($)(2)	Awards ($)	Total ($)
Yunfei Li, President,	Year ended December 31, 2018	119,833	142,100	-	261,933
Chief Executive Officer	Year ended December 31, 2017	119,749	166,400	-	286,149

Wenwu Wang,	Year ended December 31, 2018	63,627	31,367	-	94,994
former Chief Financial Officer	Year ended December 31, 2017	53,931	71,867	-	125,798

(1)	The amounts reported in this table have been converted from RMB to U.S. dollars based on the average conversion rate between the U.S. dollar and RMB for the applicable fiscal year, or $1.00 to RMB 6.7591 (fiscal year 2017 exchange rate), $1.00 to RMB 6.6282 (fiscal year 2018 exchange rate).

(2)	The stock awards consisted of: 1) restrict shares granted on June 30, 2015, which are vested and exercisable in twelve equal quarterly installment with the first vesting date of June 30, 2015 and with a fair value of $3.24, and 2) restrict shares granted on April 19, 2016 with a fair value of $2.68 per share, which are vested and exercisable under three types of vesting schedules. First, if the number of restricted shares granted is below 3,000, the shares will vest annually in 2 equal installments over a two year period with the first vesting on June 30, 2017. Second, if the number of restricted shares granted is larger than or equal to 3,000 and is below 10,000, the shares will vest annually in 3 equal installments over a three year period with the first vesting on June 30, 2017. Third, if the number of restricted shares granted is above or equal to 10,000, the shares will vest semi-annually in 6 equal installments over a three year period with the first vesting on December 31, 2016.

Summary of Employment Agreements

The base salary shown in the Summary Compensation Table is described in each named executive officer’s respective employment agreement. The material terms of those employment agreements are summarized below.

We entered into employment agreements with three-year initial terms with our named executive officers with standard employment agreements. We entered into the employment agreements with Mr. Yunfei Li and Mr. Wenwu Wang on March 1, 2016 and September 30, 2014, respectively. On July 1, 2017, we entered into a new agreement with Mr. Wenwu Wang for another three-year terms from July 1, 2017 to June 30, 2020. Each of our standard employment agreements is automatically extended by a year at the expiration of the initial term and at the expiration of every one-year extension, until terminated in accordance with the termination provisions of the agreements, which are described below. Mr. Wang resigned from his position as our Chief Financial Officer on August 20, 2019.

Our standard employment agreement permits us to terminate the executive’s employment for cause, at any time, without notice or remuneration, for certain acts of the executive, including but not limited to a conviction or plea of guilty to a felony, negligence or dishonesty to our detriment and failure to perform agreed duties after a reasonable opportunity to cure the failure. An executive may terminate his employment upon one month’s written notice if there is a material reduction in his authority, duties and responsibilities or if there is a material reduction in his annual salary before the next annual salary review. Furthermore, we may terminate the executive’s employment at any time without cause by giving one month’s advance written notice to the executive officer. If we terminate the executive’s employment without cause, the executive will be entitled to a termination payment of up to three months of his or her then base salary, depending on the length of such executive’s employment with us. Specifically, the executive will receive salary continuation for: (i) one month following a termination effective prior to the first anniversary of the effective date of the employment agreement; (ii) two months following a termination effective prior to the second anniversary of the effective date; and (iii) three months following a termination effective prior to or any time after the third anniversary of the effective date. The employment agreements provide that the executive will not participate in any severance plan, policy, or program of the Company.

Our standard employment agreement contains customary non-competition, confidentiality, and non-disclosure covenants. Each executive officer has agreed to hold, both during and after the employment agreement expires or is earlier terminated, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment, any confidential information, technical data, trade secrets and know-how of our company or the confidential information of any third party, including our affiliated entities and our subsidiaries, received by us. The executive officers have also agreed to disclose in confidence to us all inventions, designs and trade secrets which they conceive, develop or reduce to practice and to assign all right, title and interest in them to us. In addition, each executive officer has agreed to be bound by non-competition restrictions set forth in his or her employment agreement. Specifically, each executive officer has agreed not to, while employed by us and for a period of one year following the termination or expiration of the employment agreement,

●	approach our clients, customers or contacts or other persons or entities, and not to interfere with the business relationship between us and such persons and/or entities;

●	assume employment with or provide services as a director for any of our competitors, or engage in any business which is in direct or indirect competition with our business; or

●	solicit the services of any of our employees.

Outstanding Equity Awards at Fiscal Year-End 2018

The following table sets forth the equity awards outstanding at December 31, 2018 for each of our named executive officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

			Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Yunfei Li, President, Chief Executive Officer						-	-	25,000	*	67,000
Wenwu Wang, former Chief Financial Officer						-	-	3,335	**	8,938

*	On June 30, 2015, Mr. Li was granted 30,000 restricted shares of the Company’s Common Stock, under the 2015 Equity Incentive Plan of the Company (the “2015 Plan”). The restricted shares vest over a three year period in 12 equal quarterly installments with the first vesting date on June 30, 2015. On April 19, 2016, pursuant to the 2015 Plan, the Company granted Mr. Li an aggregate of 150,000 restricted shares of the Company’s Common Stock. The restricted shares vest semi-annually in 6 equal installments over a three year period with the first vesting on December 31, 2016.

**	On June 30, 2015, Mr. Wang was granted 50,000 restricted shares of the Company’s Common Stock, under the 2015 Plan. The restricted shares vest over a three year period in 12 equal quarterly installments with the first vesting date on June 30, 2015. On April 19, 2016, pursuant to the 2015 Plan, the Company granted Mr. Wang an aggregate of 20,000 restricted shares of the Company’s Common Stock. The restricted shares vest semi-annually in 6 equal installments over a three year period with the first vesting on December 31, 2016.

Compensation of Directors

On June 30, 2015, each of our independent directors was granted 30,000 restricted shares of the Company’s Common Stock under the 2015 Plan. The restricted shares vest over a three year period in 12 equal quarterly installments with the first vesting date on June 30, 2015.

On April 19, 2016, pursuant to the 2015 Plan, the Company granted Dr. Xue an aggregate of 30,000 restricted shares of the Company’s Common Stock. The restricted shares vest semi-annually in 6 equal installments over a three year period with the first vesting on December 31, 2016.

The following table sets forth the total compensation earned by our non-employee directors during our fiscal year ended December 31, 2018:

	Fees Earned or
Name	Paid in Cash ($)	Stock Awards($)	Total ($)
J. Simon Xue	20,000	26,800	46,800
Martha C. Agee	20,000	8,125	28,125
Jianjun He	20,000	8,125	28,125

We do not maintain a medical, dental or retirement benefits plan for the directors.

Except as disclosed in this Proxy Statement, we have not compensated, and will not compensate, our non-independent directors, Mr. Yunfei Li and Mr. Guosheng Wang, for serving as our directors, although they are entitled to reimbursements for reasonable expenses incurred in connection with attending our board meetings.

The directors may determine remuneration to be paid to the directors with interested members of the Board refraining from voting. The Compensation Committee will assist the directors in reviewing and approving the compensation structure for the directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under U.S. securities laws, directors, certain executive officers and persons beneficially owning more than 10% of our Common Stock must report their initial ownership of the Common Stock, and any changes in that ownership, to the SEC. The SEC has designated specific due dates for these reports. Based solely on our review of copies of such reports filed with the SEC and written representations of our directors and executive offers, we believe that all persons subject to reporting filed the required reports on time in fiscal year 2018, except that Mr. Yunfei Li filed one late Form 4 reporting a reportable transaction.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Transactions with Related Persons

We obtained a three-year banking facilities of $19.5 million from Bank of Dandong. The banking facilities were guaranteed by Mr. Yunfei Li (“Mr. Li”), our CEO, and Ms. Qinghui Yuan, Mr. Li’s wife, Mr. Xianqian Li, our former CEO, Ms. Xiaoqiu Yu, the wife of our former CEO, and Shenzhen BAK, our former subsidiary. We also obtained a one-year banking facilities of $7.5 million from Bank of Dalian. The banking facilities were guaranteed by Mr. Li, Ms. Qinghui Yuan, and Shenzhen BAK. Mr. Yunfei Li did not receive and is not entitled to receive any consideration for the above-referenced guarantees. We are not independently obligated to indemnify any of those guarantors for any amounts paid by them pursuant to any guarantee.

After the disposal of BAK International Limited and prior to the completion of construction of the new manufacturing site in Dalian, we generated our revenues from sale of batteries via subcontracting the production to BAK Tianjin, a former subsidiary. Also, from time to time, in order to meet the needs of our customers, we purchased products from these former subsidiaries that we did not produce.

For the year ended year ended December 31, 2017 and 2018, we purchased inventories of (i) $0.1 million and $0.7 million from BAK Tianjin, respectively; (ii) $27.9 million and $0.1 million from Shenzhen BAK Power Battery Co., Ltd (“BAK Shenzhen”), respectively and (iii) nil and $2 million from Zhengzhou BAK Battery Co., Ltd. (“Zhengzhou BAK”), respectively.

For the year ended December 31, 2017 and 2018, we generated revenue of

●	$141,117 and $36,766 from BAK Tianjin, respectively;

●	$61,961 and nil from our former subsidiary, BAK Shenzhen, respectively; and

●	$29,867 and nil, respectively from Zhengzhou BAK. Mr. Xiangqian Li, our former CEO, is director of this company.

In September 2018, we transferred a patented proprietary high capacity prismatic battery technology, which we had been developing since 2017, to BAK Shenzhen with a consideration of RMB85,144,500 (approximately $12.8 million).

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

PROPOSAL 2. – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected Centurion ZD CPA & Co. to serve as the Company’s independent auditors for the fiscal year ending December 31, 2019. We are asking our stockholders to ratify our company’s selection of Centurion ZD CPA & Co. as our independent registered public accountants at the Annual Meeting. Although ratification is not required by our amended and restated bylaws or otherwise, the Board of Directors is submitting the selection of Centurion ZD CPA & Co. to our stockholders for ratification as a matter of good corporate governance practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

One or more representatives of Centurion ZD CPA & Co. are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees and Services

Audit Fees

Centurion ZD CPA & Co. has billed us $113,598 and $254,000 for the fiscal years ended December 31, 2017 and 2018, respectively, for professional services rendered for the audit of our annual financial statements, including reviews of the interim financial statements included in our quarterly reports on Form 10-Q and assistance with the filings under the Securities Act of 1933, as amended.

Audit-Related Fees

We did not engage our principal accountants to provide assurance or related services during the last two fiscal years and three months transition period.

Tax Fees

We did not engage our principal accountants to provide tax compliance, tax advice or tax planning services during the last two fiscal years and three months transition period.

All Other Fees

We did not engage our principal accountants to render services to us during the last two fiscal years and three months transition period, other than as reported above.

Pre-Approval Policies and Procedures

All auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor must be approved by the Audit Committee in advance, except non-audit services (other than review and attestation services) if such services fall within exceptions established by the SEC. The Audit Committee will pre-approve any permissible non-audit services to be provided by the Company’s independent auditors on behalf of the Company that do not fall within any exception to the pre-approval requirements established by the SEC. The Audit Committee may delegate to one or more members the authority to pre-approve permissible non-audit services, but any such delegate or delegates must present their pre-approval decisions to the Audit Committee at its next meeting. All of our accountants’ services described above were pre-approved by the Audit Committee or by one or more members under the delegate authority described above.

Required Vote

Ratification of Centurion ZD CPA & Co. as our Company’s independent registered public accountant for the fiscal year ending December 31, 2019 requires the affirmative vote of a majority of the shares of the Common Stock present in person or represented by proxy that are entitled to vote that actually voted (assuming a quorum is present). Abstentions will have the same effect as a vote against the proposal, and broker “non-votes” may be voted at the discretion of the broker holding the shares.

Recommendation of the Board

The Board of Directors recommends a vote “FOR” ratification of the selection of Centurion ZD CPA & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

OTHER MATTERS

Our Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board of Directors. Stockholders who wish to communicate with the Board of Directors may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board of Directors, who will determine whether they should be presented to the Board of Directors. The purpose of this screening is to allow the Board of Directors to avoid having to consider irrelevant or inappropriate communications.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, 116450, China, no later than December 31, 2019. A proposal which is received after the applicable date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

We will furnish without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K with any amendments, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this Proxy Statement. A copy of our Annual Report on Form 10-K, with any amendments, is also made available on our website at www.cbak.com.cn after it is filed with the SEC.

September 27, 2019	By Order of the Board of Directors

/s/ Yunfei Li
Chairman

CBAK ENERGY TECHNOLOGY, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON November 18, 2019

__________________________________

Annual Meeting Proxy Card

__________________________________

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of CBAK ENERGY TECHNOLOGY, INC., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated September 27, 2019, and hereby constitutes and appoints Mr. Yunfei Li, the Company’s Chairman, President and Chief Executive Officer, and Ms. Xiangyu Pei, the Company’s Interim Chief Financial Officer, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on November 18, 2019 (the “Annual Meeting”), and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

The Board of Directors recommends that you vote FOR the following:

1.	Elect as Directors the nominees listed below:

01 Yunfei Li	FOR ☐	AGAINST ☐	ABSTAIN ☐
02 J. Simon Xue	FOR ☐	AGAINST ☐	ABSTAIN ☐
03 Martha C. Agee	FOR ☐	AGAINST ☐	ABSTAIN ☐
04 Jianjun He	FOR ☐	AGAINST ☐	ABSTAIN ☐
05 Guosheng Wang	FOR ☐	AGAINST ☐	ABSTAIN ☐

The Board of Directors recommends that you vote FOR the following:

2.	Ratify the selection of Centurion ZD CPA & Co. as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2019.

FOR ☐	AGAINST ☐	ABSTAIN ☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or adjournments thereof.

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINATED DIRECTORS (PROPOSAL 1) AND “For” the ratification of the appointment of Centurion ZD CPA & Co. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (Proposal 2). IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated September 27, 2019, and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

If you are voting by mail, please sign, date and mail this proxy immediately in the enclosed envelope. You are also permitted and encouraged to vote online by following the instructions on the Notice of Internet Availability of Proxy Materials that was separately mailed to you.

Name

Name (if joint)

Date _____________, 2019

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope, if mailed in the United States.